CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268902 on Form S-6 of our report dated January 31, 2023, relating to the financial statement of FT 10549, comprising ETF Growth and Income Jan. '23 (ETF Growth and Income Portfolio, January 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 31, 2023